UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2009 (September 10, 2009)

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 10, 2009, Koss Corporation (the “Company”) received notice from the Nasdaq Stock Market (“Nasdaq”) that it no longer meets the minimum 750,000 publicly held shares requirement for The Nasdaq Global Market under Listing Rule 5450(b)(1)(B).  Based on the Company’s Form DEF 14A filed with the Securities Exchange Commission on September 4, 2009, Nasdaq’s staff calculated the number of the Company’s publicly held shares as 688,896.  For purposes of the listing requirement, publicly held shares means total shares outstanding less any shares held by officers, directors, or beneficial owners of 10 percent or more.

Under Nasdaq’s listing rules, the Company has 15 calendar days to submit a plan to regain compliance.  If the compliance plan is accepted, Nasdaq can grant an extension of up to 105 calendar days for the Company to evidence compliance.  If the compliance plan is not accepted, the Company will have the opportunity to appeal that decision to Nasdaq’s Listing Qualifications panel.

The Company is currently considering actions that will allow it to regain compliance with Nasdaq’s continued listing standards and maintain its Nasdaq listing. There is no assurance that the Company will be able to take any of these actions or that any of the actions will be sufficient to allow the Company’s Nasdaq listing to continue or for how long such listing will continue. If the Company is unsuccessful in maintaining its Nasdaq listing, then the Company may pursue listing and trading of the Company’s common stock on the Over-The-Counter Bulletin Board or another securities exchange or association with different listing standards than Nasdaq.

A copy of the press release announcing the notification from Nasdaq is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit 99.1                      Press Release dated September 16, 2009, announcing notification from the Listing Qualifications Department of the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 16, 2009	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer,
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated September 16, 2009, announcing notification from the Listing Qualifications Department of the Nasdaq Stock Market.